S.W. LAM, INC. REPORTS RESULTS FOR THREE AND SIX
                         MONTHS ENDED SEPTEMBER 30, 2001


HONG KONG, December 7, 2001, S.W. Lam, Inc. (the "Company") (OTCBB: CHRM) today reported unaudited consolidated financial results for the three and six months ended September 30, 2001.

The Company reported net income of $321,000 for the three months, and $871,000 for the six months, ended September 30, 2001 as compared to a loss of $8.7 million for the three months, and $7.5 million for the six months, ended September 30, 2000.

The results reflect the reclassification of Hang Fung Gold Technology Limited ("Hang Fung Gold"), the Company's principal operating subsidiary, as an affiliate as of August 23, 2001 as a result of an acquisition and issuance of shares by Hang Fung Gold which reduced the Company's ownership interest to less than 50%. As a result of the reclassification of Hang Fung Gold, the Company reports its proportionate interest in the operating results of Hang Fung Gold as a single line entry.

Included with this release is a copy of a press release issued by Hang Fung Gold in Hong Kong setting out its operating results for the three and six months ended September 30, 2001.

S.W. Lam, Inc., through its affiliate, Hang Fung Gold, is a Hong Kong-based designer, manufacturer and marketer of a broad range of gold products, other precious metal products and jewelry products.

The foregoing discussion, including the discussions included in the accompanying press release of Hang Fung Gold, contains forward looking statements which are based on current expectations. Actual results, including the future propects discussion of Hang Fung Gold and the sufficiency of the financial resources as discussed in the financial position of Hang Fung Gold, may differ materially due to risks and uncertainties beyond the Company's control.

                                 S.W. LAM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (US$,000, except per share data)
                                   (Unaudited)

                                                   Three Months Ended             Six Months Ended
                                                     September 30,                  September 30,
                                                   2000          2001           2000            2001
                                                 --------      --------       --------        ---------

Total revenues                                   $ 16,291     $       0      $ 43,502       $        0

Cost of sales and services                        (13,246)            0       (35,175)               0
                                                  --------     --------       --------        --------

        Gross profit                                3,045             0         8,327                0

Selling, general and
  administrative expenses                          (1,374)         (31)        (3,728)             (31)
Interest expenses, net                               (143)            0          (508)               0
Loss on dilution of equity interests
 in subsidiaries                                   (9,611)            0        (9,611)               0
Share of profit of affiliates                         149           360           149              999
                                                 --------      ---------    ----------          -------

Income (loss) before income taxes
  and minority interests                           (7,934)          329        (5,371)             968

Provision for income taxes                           (135)           (8)         (340)             (97)
                                                  --------     ---------     ---------         --------

Income (loss) before minority interests            (8,069)          321        (5,711)             871

Minority interests                                   (680)            0        (1,785)               0
                                                  --------     --------       --------       ---------

Net income (loss)                                 $(8,749)      $   321       $(7,496)          $  871
                                                  =======       =======       ========          ======

Basic income (loss) per share                      $(0.68)      $  0.03        $(0.59)         $  0.07
                                                   ======       =======        =======         =======

Weighted average shares
  outstanding                                  12,800,000    12,865,000    12,800,000       12,865,000
                                               ==========    ==========    ==========       ==========

Contact: Issac Choi -- S.W. Lam, Inc.
                  011 852 2362 3034